                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                          FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               VISX, INCORPORATED
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES
    14a-6(i)(1) AND 0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

        ------------------------------------------------------------------------
    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1999

To the Stockholders:

    The Annual Meeting of Stockholders of VISX, Incorporated (the "Company") will be held on Wednesday, May 12, 1999 at 8:00 a.m., local time, at the Company's principal executive offices located at 3400 Central Expressway, Santa Clara, California 95051 for the following purposes:

    1. To elect six directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

    2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock;

    3. To approve an amendment to the Company's 1995 Director Option Plan to extend the term of the plan (currently scheduled to terminate in June
       2000) for an additional five (5)-year period;

    4. To approve an amendment to the Company's 1995 Stock Plan to extend the term of the plan, including the automatic share increase provisions, (currently scheduled to terminate in December 2000) for an additional five (5)-year period;

    5. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999; and

    6. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 29, 1999 are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                                           For The Board Of Directors
                                           LOGO

                                           Kina Lamblin
                                           Secretary
Santa Clara, California
April 5, 1999

                             YOUR VOTE IS IMPORTANT

    IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, IN ORDER TO ASSURE YOUR REPRESENTATION WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING REPLY ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

                               VISX, INCORPORATED
                            ------------------------

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

     These proxy materials are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of VISX, Incorporated (the "Company") for the Annual Meeting of Stockholders to be held on May 12, 1999 at 8:00 a.m., local time, and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices located at 3400 Central Expressway, Santa Clara, California. The telephone number at the meeting location is (408) 733-2020. This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card will be mailed to stockholders on or about April 5, 1999.
ALL SHARE NUMBERS PROVIDED IN THIS PROXY STATEMENT HAVE BEEN ADJUSTED TO REFLECT
   THE TWO (2)-FOR-ONE (1) SPLIT OF THE COMMON STOCK EFFECTED AS A 100% STOCK
                         DIVIDEND ON JANUARY 13, 1999.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING AND SOLITICATION


     The Company's Common Stock is the only class of security entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on March 29, 1999 will be entitled to vote on all matters to come before the meeting. Each outstanding share of Common Stock entitles its holder to cast one vote for each matter to be voted upon. On March 29, 1999, there were approximately 31,377,767 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.


     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 29, 1999 will constitute a quorum. All proxies representing shares that are entitled to vote at the meeting will be counted toward establishing a quorum, regardless of whether such proxies contain abstentions or broker non-votes.

     Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares will be voted in accordance with that specification. If no specification is made, the shares will be voted FOR Proposals 1, 2, 3, 4 and 5 and, in the proxy holders' discretion, as to other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that the broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter.

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting material furnished to stockholders. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, facsimile, or personal communication by directors, officers, regular employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. In addition, VISX may use the services of professional proxy solicitation firms in connection with the solicitation of proxies. VISX would pay the fees and expenses of such firms, which are estimated not to exceed $25,000.

REVOCABILITY OF PROXIES

     You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company, Kina Lamblin, at the Company's principal executive offices, before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 2000 must be received by the Company no later than December 7, 1999 in order to be included in the proxy statement and related proxy materials.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received for the Company's six nominees named below, all of whom are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee designated by the current Board of Directors to fill the vacancy. The Company does not expect that any nominee listed below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holder intends to vote all proxies received in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the proxy holder(s) will determine the specific nominees to be voted for. In any event, the proxy holders cannot vote for more than six persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below:

ELIZABETH H. DAVILA                                          DIRECTOR SINCE 1995

Ms. Davila, 54, has served as President and Chief Operating Officer of the Company since February 1999, Executive Vice President and Chief Operating Officer since May 1995, and a Director since December 1995. From 1977 to 1994, Ms. Davila held senior management positions with Syntex Corporation which included Vice President of Quality and Reengineering, Vice President and Director of the Drug Development Optimization Program, Vice President of Marketing and Sales for the Syva Company Diagnostics Division and Vice President of Marketing and Sales of the Syntex Ophthalmics Division.

GLENDON E. FRENCH                                            DIRECTOR SINCE 1995

Mr. French, 65, has been a Director of the Company since May 1995. He served as Chairman and Chief Executive Officer of Imagyn Medical, Inc. ("Imagyn") from February 1992 until his retirement as Chief Executive Officer in December 1994. He continued to serve as Chairman of Imagyn until April 1995. From 1989 until he joined Imagyn in February 1992, Mr. French was Chairman, Chief Executive Officer and a director of Applied Immune Sciences, Inc. From 1982 to 1988, Mr. French was President of the Health and Education Services Sector of ARA Services, Inc., and from 1972 to 1982, he was President of American Critical Care (formerly a division of American Hospital Supply Corp., now known as Dupont Critical Care). Mr. French also serves on the Board of Directors of Cardiac Pathways Corp.

JOHN W. GALIARDO                                             DIRECTOR SINCE 1996

     Mr. Galiardo, 65, has been a Director of the Company since May 1996. He is Vice Chairman of the Board of Directors and General Counsel of Becton Dickinson & Company. Mr. Galiardo joined Becton Dickinson in 1977 and is responsible for the Law and Patent Departments, Medical Affairs, Corporate Regulatory and Quality Affairs, the Environment and Safety Departments, and Government Affairs. Prior to joining Becton Dickinson, Mr. Galiardo was Assistant General Counsel of
E. R. Squibb & Sons, and before that he was associated with the law firm of Dewey, Ballantine, Bushby, Palmer & Wood in New York City. Mr. Galiardo is the past Chairman of the Health Industry Manufacturers Association and also serves as a member of the Board of Directors of the New Jersey Manufacturers Insurance Company and New Jersey Re-Insurance Company.

JAY T. HOLMES                                                DIRECTOR SINCE 1999

     Mr. Holmes, 56, has been a director of the Company since March 1999. He has been a practicing attorney and business consultant since mid-1996. From 1981 until his retirement in mid-1996, Mr. Holmes held several senior management positions at Bausch & Lomb Incorporated, the most recent being Executive Vice President and Chief Administrative Officer (1995-1996) and Senior Vice President and Chief Administrative Officer (1993-1995). From 1983-1993, Mr. Holmes was Senior Vice President, Corporate Affairs, and from 1981-1983 Vice President and General Counsel. Mr. Holmes was a member of the Board of Directors of Bausch & Lomb from 1986 until his retirement in 1996. Mr. Holmes also serves on the Board of Directors of Rochester Gas and Electric Company.

MARK B. LOGAN                                                DIRECTOR SINCE 1994

     Mr. Logan, 60, has served as Chairman of the Board and Chief Executive Officer of the Company since November 1994 and was also President of the Company from November 1994 to February 1999. From January 1992 to October 1994, Mr. Logan was Chairman of the Board, President and Chief Executive Officer of Insmed Pharmaceuticals, Inc., a biopharmaceutical company based in Charlottesville, Virginia. From 1967 to 1992, Mr. Logan held various senior management positions with Bausch & Lomb Incorporated, Becton Dickinson & Company, and American Home Products Corporation. His responsibilities included both medical devices and pharmaceuticals, and domestic and international assignments. Mr. Logan also serves on the Boards of Directors of Abgenix, Inc. and VIVUS, Inc.

RICHARD B. SAYFORD                                           DIRECTOR SINCE 1995

     Mr. Sayford, 68, has been a Director of the Company since May 1995. He has been President of Strategic Enterprises, Inc., a private business consulting firm specializing in providing services to high technology and venture firms, since 1979. He is a founding investor of MCI Communications Co., and has served as a member of the Board of Directors of MCI since 1980. He is also a director of Laser Technologies, Inc. Mr. Sayford is former President of Amdahl International, Ltd. and Corporate Vice President of Amdahl Corporation.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN THIS PROXY STATEMENT. The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

                         FURTHER INFORMATION CONCERNING
                             THE BOARD OF DIRECTORS

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Company held four meetings during 1998. All current directors and nominees attended all of the meetings of the Board and the Board committees of which they were members during 1998. The Board of Directors has standing Audit and Compensation Committees.

     Audit Committee. In 1998, the Audit Committee was comprised of Directors French (chair), Galiardo and Sayford. The Audit Committee oversees engagement of the Company's independent public accountants, reviews the arrangements for and scope of the audit by the Company's independent public accountants, and reviews and evaluates the Company's accounting practices and its systems of internal accounting controls. The Audit Committee held two meetings during 1998.

     Compensation Committee. In 1998, the Compensation Committee was comprised of Directors French, Galiardo and Sayford (chair). The Compensation Committee sets the compensation of the Company's executive officers, including salary and bonuses, and administers the Company's stock option plans. The Compensation Committee held four meetings and one telephonic meeting during 1998.

DIRECTOR COMPENSATION

     In 1998, non-employee directors were paid an annual retainer of $15,000 and a fee of $1,000 for each Board meeting the director attended ($250 for attendance by telephone), and $500 for each Committee meeting the director attended ($750 for the chairperson of the Committee). Non-employee directors also received automatic annual grants of options to purchase 4,000 shares of the Company's Common Stock. Non-employee directors also received a one-time grant of options to purchase 30,000 shares of the Company's Common Stock upon initial election to the Board of Directors. In addition, directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board and Committee meetings.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms that they file. Based solely on a review of the copies of reporting forms furnished to the Company or written representations from certain Reporting Persons that no annual forms were required, the Company believes that during 1998 all filing requirements were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Directors French, Galiardo and Sayford, all of whom are non-employee directors. Other than Mark B. Logan, who serves on the compensation committee of Abgenix, Inc., no executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 1998. No employee of Abgenix, Inc. serves on the Board of Directors or the Compensation Committee of the Company.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation Committee. The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Compensation Committee held four meetings and one telephonic meeting during 1998.

     Compensation Philosophy. The goals of the Company's compensation program are to provide a strong and direct link between the Company's financial performance and executive pay. The Company aligns management compensation with business objectives and stockholder interests by setting performance measures and objectives, and tying those objectives to a cash bonus plan and the use of stock-based incentives. The Committee retains the services of an independent compensation consulting firm to provide appropriate market survey data as well as to make specific recommendations to the Committee with respect to base salaries, cash bonuses, and stock incentive awards.

     Other key elements of the Company's compensation philosophy include establishing compensation programs that provide competitive pay systems to help the Company attract, retain and motivate its executive management. The Company positions its executive base salaries at the mid-point of survey data, and in years in which bonuses are earned, total cash compensation is targeted to be above the average survey data. The decision to grant bonuses or additional stock incentive awards is keyed to achievement of the annual business plan for Company-wide goals and individual performance.

     Compliance With Internal Revenue Code Section 162(m). The Company is subject to Section 162(m) of the Internal Revenue Code adopted in 1993, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Committee takes into account the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs.

     1998 Executive Compensation Program. In 1998, the Company's executive compensation program integrated the following components: base salary, cash bonuses and stock option grants. The Committee reviews each component of executive compensation annually. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation is based on performance incentives and less on salary and employee benefits, causing potentially greater variability in the individual's absolute compensation level from year to year.

     BASE SALARY. The Committee establishes annual base salary levels for executives based on competitive survey data, level of experience, position and responsibility, the prior year's corporate performance and individual recommendations of executive management.

     INCENTIVE COMPENSATION PLAN. The Committee has approved a performance-based executive compensation plan (the "Incentive Compensation Plan"). The Committee awarded bonuses for 1998 using the criteria as set forth in that plan. The total pool of monies available for bonuses was set based on the Committee's assessment of 1998 performance. After reviewing the Company's 1998 performance, the executives' individual performance and reports from an independent compensation consulting firm, the Committee approved grants of bonuses for the executive officers. All Named Officers (as defined below) were awarded cash bonuses in 1999 based on 1998 performance.

     STOCK AWARDS. The Committee approved stock option awards for the executive officers, including all of the Named Officers in 1998. These awards were made in recognition of the performance of the Company in 1998 and the contributions made by the officers in achieving this level of performance.

     1998 Chief Executive Officer Compensation. Mr. Logan, in his capacity as Chief Executive Officer and President, participated in the same compensation programs as the other Named Officers. The Committee has targeted Mr. Logan's total compensation, including compensation derived from the Incentive Compensation Plan and the stock option plan, at a level it believes is competitive with the average amount paid by the Company's competitors and companies with which the Company competes for executive talent. Mr. Logan's salary was increased to $365,000 for 1998. Mr. Logan received an Incentive Compensation Plan award in recognition of the achievements of the Company during 1998 and of his contributions to those achievements.

                                            Submitted by the
                                Compensation Committee of the Company's
                                          Board of Directors:

                                           Glendon E. French
                                            John W. Galiardo
                                           Richard B. Sayford

COMPENSATION OF NAMED EXECUTIVES

     Summary Compensation Table. The following table summarizes the total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers having total cash compensation for 1998 in excess of $100,000 (collectively, the "Named Officers") for services rendered to the Company during each of the last three fiscal years.


                                            ANNUAL COMPENSATION              LONG-TERM COMPENSATION AWARDS
                                    -----------------------------------   ------------------------------------
                                                           OTHER ANNUAL    NUMBER OF SHARES       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY(1)   BONUS(2)   COMPENSATION   UNDERLYING OPTIONS   COMPENSATION(3)
---------------------------  ----   ---------   --------   ------------   ------------------   ---------------
Mark B. Logan                1998   $364,388    $730,000     $    --           200,000             $8,213
  Chief Executive Officer
    and                      1997    344,481     110,000          --           490,000              6,458
  Chairman of the Board      1996    324,039     250,000          --           200,000              2,311
Elizabeth H. Davila          1998    232,600     303,000          --           100,000              5,728
  President and              1997    219,596      50,000          --           100,000              5,325
  Chief Operating Officer    1996    204,808     115,000          --           100,000                886
Timothy R. Maier             1998    169,384     134,000          --           170,000              5,644
  Executive Vice President   1997    149,731      30,000          --            40,000              4,589
  and Chief Financial
    Officer                  1996    139,905      52,000          --            50,000                311
James W. McCollum(4)         1998    161,690     138,000          --            40,000              4,946
  Vice President, Marketing  1997    151,811      25,000          --            50,000              4,351
  and Sales                  1996    169,489      60,000      40,000(5)         80,000                104
David M. Patino(6)           1998    161,722     128,000          --            50,000              5,566
  Vice President,
    Regulatory               1997    152,919      30,000          --            40,000              5,000
  and Clinical Affairs       1996     64,615      23,000      75,000(7)         80,000                266


---------------
(1) No compensation is paid to officers of the Company for services rendered as directors.

(2) Includes bonuses earned in the designated year but paid the following year.

(3) Represents premiums paid by the Company for Group Term Life Insurance and, for fiscal years 1997 and 1998, the Company's contribution of $4,000 under its 401(k) Plan matching program.

(4) Mr. McCollum joined the Company in February 1996.

(5) Consists of expenses paid in connection with Mr. McCollum's relocation to California.

(6) Mr. Patino joined the Company in July 1996.

(7) Consists of expenses paid in connection with Mr. Patino's relocation to California.

     Option Grants in Last Fiscal Year. The table below provides details regarding stock options granted to the Named Officers in 1998, and the potential realizable value of those options. The values do not take into account risk factors such as non-transferability and limits on exercisability. In assessing these values it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will depend on the market value of the Company's stock at a future date.

                                                PERCENT OF
                                  NUMBER OF       TOTAL
                                   SHARES        OPTIONS
                                 UNDERLYING     GRANTED TO    EXERCISE                 GRANT DATE
                                   OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION    PRESENT
             NAME                GRANTED(1)    FISCAL YEAR    PER SHARE      DATE       VALUE(2)
             ----                -----------   ------------   ---------   ----------   ----------
Mark B. Logan..................    200,000          12%       $11.3125     02/11/08    $1,045,464
Elizabeth H. Davila............    100,000           6         11.3125     02/11/08       522,733
Timothy R. Maier...............     50,000           3         11.3125     02/11/08       261,367
                                   120,000           7         37.4375     12/16/08     2,037,651
James W. McCollum..............     40,000           2         11.3125     02/11/08       209,094
David M. Patino................     50,000           3         11.3125     02/11/08       261,367

---------------
(1) Options have a ten-year term and vest 25% on the first anniversary of the grant date, and ratably thereafter at the rate of 1/48th of the total grant per month for three years. The exercisability of the options is automatically accelerated upon a change in control of the Company.

(2) Calculated using the Black-Scholes option pricing model. Assumes that options have a ten-year term. Also assumes stock price volatility of 51%, a current dividend yield of zero, and an expected interest rate of 5.4%.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table provides information with respect to option exercises in 1998 by the Named Officers and the value of such officers' unexercised options as of December 31, 1998. The values for "in-the-money" options represent the spread between the exercise price of any such existing stock options and the year-end price of Common Stock.

                                                             NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                              SHARES                    OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
Mark B. Logan.............    320,000     $7,116,246      419,372        590,628      $13,452,656    $18,685,832
Elizabeth H. Davila.......     90,000      1,789,245      128,748        210,420        3,895,304      6,735,726
Timothy R. Maier..........     36,000        891,750       89,622        224,378        2,939,392      4,126,811
James W. McCollum.........         --             --       79,582         90,418        2,313,492      2,831,829
David M. Patino...........     56,664      1,162,182       10,000        103,336          324,788      3,277,172

---------------
(1) Market value of underlying shares at the exercise date minus the exercise price.

(2) Value of unexercised options is based on the price of the last reported sale of the Company's Common Stock on the Nasdaq National Market of $43.7188 per share on December 31, 1998 (the last trading day for fiscal 1998), minus the exercise price.

EMPLOYMENT ARRANGEMENTS

     The Company has entered into Change in Control Severance Agreements (the "Severance Agreements") with the Named Officers. The Severance Agreements provide that if the Named Officer is effectively terminated other than for cause within two years after a change in control of the Company, the Named Officer is entitled to receive a lump sum severance payment equal to one, one-and-a-half, or two times the Named Officer's annual base salary and bonus, the exact multiple depending on the level of the Named Officer's position within the Company. In addition, pursuant to the terms of the Company's option plans, all outstanding unvested options as of the date of a change of control, including options held by the Named Officers, become fully vested and exercisable upon the occurrence of a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1998, the Company granted Jay T. Holmes an option to purchase 65,000 shares of the Common Stock of the Company. This grant was made in exchange for consulting services performed in 1998. Other than the automatic stock option grants made pursuant to the Director Plan, the Company does not plan to make any additional stock option grants to Mr. Holmes in 1999.

                               PERFORMANCE GRAPH

     The SEC requires the Company to include in this proxy statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The following graph assumes that $100 was invested on December 31, 1993 (the last trading day of that year) in each of the Company's Common Stock and each of the comparative markets, and that all dividends were reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

     The following graph compares the performance of the Company's Common Stock with the performance of the Standard & Poor's Biotechnical and Medical Products Group Index, and the Nasdaq National Market (U.S. Composite) Index.

                                                   VISX, INCORPORATED         S&P MEDICAL PRODUCTS          NASDAQ COMPOSITE
                                                   ------------------         --------------------          ----------------
12/31/93                                                   100                         100                         100
12/30/94                                                    65                         119                          97
12/29/95                                                   240                         200                         136
12/31/96                                                   136                         230                         168
12/31/97                                                   136                         286                         205
12/31/98                                                   538                         413                         288

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of March 15, 1999 by (1) each person known to the Company to own more than 5% of the issued and outstanding Common Stock, (2) each of the Company's directors, (3) each of the Named Officers, and (4) all directors, nominees and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                   COMMON         APPROXIMATE
                                                   STOCK            PERCENT
                                                BENEFICIALLY      BENEFICIALLY
               BENEFICIAL OWNER                    OWNED             OWNED
               ----------------                 ------------      ------------
Mark B. Logan.................................    343,345(1)          1.1%
Elizabeth H. Davila...........................    183,382(2)            +
Glendon E. French.............................     14,290(3)            +
John W. Galiardo..............................     25,791(4)            +
Jay T. Holmes.................................     35,190(5)            +
James W. McCollum.............................     69,462(6)            +
Timothy R. Maier..............................     72,756(7)            +
David M. Patino...............................      8,333(8)            +
Richard B. Sayford............................     26,690(9)            +
All directors and executive officers as a
  group (14 persons)..........................    828,513(10)         2.6%

---------------
  +  Represents less than 1% of the Company's outstanding Common Stock.

 (1) Mr. Logan's total includes options to purchase 339,577 shares that will be exercisable on or before May 14, 1999.

 (2) Ms. Davila's total includes options to purchase 179,830 shares that will be exercisable on or before May 14, 1999.

 (3) Mr. French's total includes options to purchase 14,290 shares that will be exercisable on or before May 14, 1999.

 (4) Mr. Galiardo's total includes options to purchase 23,791 shares that will be exercisable on or before May 14, 1999.

 (5) Mr. Holmes' total includes options to purchase 35,000 shares that will be exercisable on or before May 14, 1999.

 (6) Mr. McCollum's total includes options to purchase 65,624 shares that will be exercisable on or before May 14, 1999.

 (7) Mr. Maier's total includes options to purchase 70,486 shares that will be exercisable on or before May 14, 1999.

 (8) Mr. Patino's total includes options to purchase 8,333 shares that will be exercisable on or before May 14, 1999.

 (9) Mr. Sayford's total includes options to purchase 26,290 shares that will be exercisable on or before May 14, 1999.

(10) The total includes options to purchase an aggregate of 811,451 shares held by non-employee directors and the executive officers that will be exercisable on or before May 14, 1999.

                                 PROPOSAL NO. 2

          AMENDMENT OF CERTIFICATE TO INCREASE AUTHORIZED COMMON STOCK

     In February 1999, the Board of Directors approved an amendment to the Certificate of Incorporation to increase the authorized stock of the Company from 90,000,000 shares, $0.01 par value, to 180,000,000 shares, $0.01 par value, subject to stockholder approval.

PURPOSE AND EFFECT OF AMENDMENT

     Status of Shares. The Company is currently authorized to issue 90,000,000 shares of $0.01 par value Common Stock. At December 31, 1998, 31,035,016 shares of Common Stock were outstanding, 6,239,990 shares were remaining for issuance pursuant to the exercise of stock options, and 748,748 shares were remaining for issuance pursuant to the Employee Stock Purchase Plan, leaving only 51,976,246 shares of Common Stock available for future issuance. In particular, the number of outstanding shares of Common Stock of the Company has increased significantly due to a two-for-one split of the Common Stock effected as a 100% stock dividend on January 13, 1999. The number of shares remaining available is not considered adequate for the Company's future possible requirements.

     Reasons for Amendment. Although the Company has no firm plans to use the additional authorized shares of Common Stock, the Board of Directors believes that it is prudent to increase the number of authorized shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuance in connection with possible future actions. In particular, the Company's Board of Directors believes that the current number of authorized shares needs to be increased to provide the flexibility to effect other possible actions such as stock splits or stock dividends, financings, acquisitions of businesses, technology or other assets, establishing strategic relationships with corporate partners, employee benefit plans and for other general corporate purposes. Currently, management of the Company has no plans, agreements or arrangements for the issuance of shares of Common Stock, except pursuant to employee benefit plans. Having such additional authorized Common Stock available for issuance in the future, however, would allow the Board of Directors to issue shares of Common Stock without the delay and expense associated with seeking stockholder approval. Elimination of such delays and expense occasioned by the need to obtain stockholder approval will better enable the Company to, among other things, engage in financing transactions and acquisitions as well as take advantage of changing market and financial conditions on a more competitive basis as determined by the Board of Directors.

     The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment and subsequent issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding. If the Amendment is adopted, it will become effective upon filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

     Possible Effects of the Amendment. If the proposed Amendment is approved, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of the Company's Common Stock are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of such stock. The effects of the authorization of additional shares of Common Stock may also include dilution of the voting power of currently outstanding shares.

     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed Amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose additional anti-takeover measures in the near future.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL
NUMBER 2. The affirmative vote by a majority of the shares of Common Stock of the Company entitled to vote at the Annual Meeting will be required to amend the Certificate. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast with respect to the proposal.

                                 PROPOSAL NO. 3

             APPROVAL OF AMENDMENT TO THE 1995 DIRECTOR OPTION PLAN

     The Company is asking the stockholders to approve an amendment to the Company's 1995 Director Option Plan (the "Director Plan") to extend the term of the Director Plan (currently scheduled to terminate in June 2000) for an additional five (5)-year period through June 2005.

     In June 1995, the Board of Directors adopted the Company's Director Plan. In May 1996 the stockholders approved the adoption of the Director Plan. The Director Plan provides for automatic stock option grants to Outside Directors (defined as members of the Board of Directors who are not employees) of the Company. The Board of Directors believes that administering stock options and option grants to Outside Directors under a separate plan improves the efficiency of granting and administering stock options to the Outside Directors of the Company.

     The essential features of the Director Plan and certain information regarding the Director Plan and its purpose are set forth below. This description is qualified in its entirety by the terms of the Director Plan, a copy of which will be furnished by the Company to any stockholder upon written request to the Secretary at the Company's headquarters in Santa Clara, California. All share numbers in the following summary have been adjusted to reflect the two (2)-for-one (1) split of the Common Stock effected as a 100% stock dividend on January 13, 1999.

     Status of Shares. When the Director Plan was approved by the stockholders, 500,000 shares were authorized and available for future grants under the Director Plan. As of March 15, 1999 options covering 90,000 shares of Common Stock were outstanding under the Director Plan, 24,000 shares had been issued and 386,000 shares remained available for future option grants.


     Eligibility; Administration. Under the Director Plan, Outside Directors are granted automatic "non-statutory stock options" not intended to qualify within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Upon first becoming a director, each new Outside Director will receive an automatic grant of an option to purchase up to 22,500 shares of Common Stock ("First Option"), and each continuing Outside Director will receive (provided that such Outside Director has been a director for at least six months prior to such grant), upon re-election to the Board each year, an automatic grant of an option to purchase up to 3,000 shares of Common Stock ("Subsequent Option"), at an exercise price equal to 100% of the fair market value on the date of grant. The Director Plan is designed to work automatically and not to require administration. However, where administration is necessary, it will be provided by the Board of Directors of the Company. The interpretation and construction of any provision of the Director Plan by the Board of Directors shall be final and conclusive. Members of the Board of Directors do not receive any additional compensation for their services in connection with the administration of the Director Plan.


     Exercise Price; Market Value. The exercise price of stock options granted under the Director Plan must be at least equal to the last reported closing sales price (or the closing bid, if no sales were reported) of the Company's Common Stock on the date of grant. Payment of the exercise price may be made in cash, promissory notes, shares of Common Stock or certain other consideration. On March 15, 1999, the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market System was $106.875.

     Exercisability. Options granted under the Director Plan will be exercisable 25% on the first anniversary of the date of grant and ratably thereafter over thirty-six months. All options under the Director Plan have a term of ten years from the date of grant. Options are exercisable only while the Outside Director remains a director of the Company and for three months thereafter.

     Amendment and Termination. The Board of Directors may terminate the Director Plan or amend the Director Plan from time to time without approval of the stockholders. The Company shall obtain approval of the stockholders with respect to plan amendments in the manner and to the extent required by applicable laws and regulations. No amendment may impair any options previously granted under the Director Plan without the consent of the optionee. If this proposed amendment is approved, the Director Plan will terminate in June 2005, unless earlier terminated by the Board of Directors. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the agreements evidencing such grants.

     Tax Information Regarding Stock Options. An optionee under the Director Plan will not recognize any taxable income upon the grant of the option. Upon exercise of an option, however, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, may be treated as capital gain or loss. The Company will generally be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL
NUMBER 3. The affirmative vote by a majority of the shares of Common Stock of the Company represented in person or by proxy and entitled to vote, and voting with respect to this proposal, at the Annual Meeting will be required to approve the Amendment.

                                 PROPOSAL NO. 4

                  APPROVAL OF AMENDMENT TO THE 1995 STOCK PLAN

     The Company is asking the stockholders to approve an amendment to the Company's 1995 Stock Plan (the "1995 Plan") to extend the term of the 1995 Plan, including the automatic share increase provisions thereunder, (currently scheduled to terminate in December 2000) for an additional five (5)-year period through December 2005. Pursuant to the automatic share increase provisions, the number of shares of Common Stock available for issuance under the 1995 Plan automatically increases on the first day of each new fiscal year by a number of shares equal to 3% of the number of shares outstanding on the last preceding business day.

     If this proposed amendment is approved, the 1995 Plan will continue in effect with the existing automatic share increase feature, and option grants may continue to be made under the 1995 Plan until the earlier of the date the available share reserve has been issued or December 2005. The proposed extension of the 1995 Plan will allow the Company to continue to attract and retain the services of key employees essential to the Company's long-term growth and success.

     A description of the principal terms of the 1995 Plan, as amended, and its purpose are set forth below. This description is qualified in its entirety by the terms of the 1995 Plan, a copy of which will be furnished by the Company to any stockholder upon written request to the Secretary at the Company's headquarters in Santa Clara, California. All share numbers in the following summary have been adjusted to reflect the two (2)-for-one (1) split of the Common Stock effected as a 100% stock dividend on January 13, 1999.

     Status of Shares. When the 1995 Plan was approved by the stockholders, 3,034,692 shares (representing 10% of the shares issued and outstanding on the date the Board adopted the 1995 Plan) were authorized and available for future grants under the 1995 Plan. Each year thereafter, on the first day of each new fiscal year, the number of shares available is increased by a number of shares equal to 3% of the number of shares of Common Stock outstanding on the last preceding business day, provided, however, that the portion of the annual increase available for grants of Incentive Stock Options is limited to 3% of the shares issued and outstanding on the date the Board adopted the 1995 Plan. As a result of the automatic share increases that occurred in January 1996, January 1997, January 1998 and January 1999, the share reserve has been increased by an additional 3,680,375 shares, to 6,339,067 shares. As of March 15, 1999 options covering 3,843,541 shares of Common Stock were outstanding under the 1995 Plan, 642,384 shares had been issued and 1,853,142 shares remained available for future option grants. The shares issuable under the 1995 Plan may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased in the open market. In addition, shares subject to any outstanding option under the 1995 Plan which expire or terminate prior to exercise will be available for subsequent issuance.

     Eligibility; Administration. The 1995 Plan provides for the grant of incentive stock options and non-qualified stock options (collectively, "options"), and the award of rights to purchase Common Stock, to employees (including officers and directors) and consultants of the Company. Only employees can receive incentive stock options. The 1995 Plan is administered by the Compensation Committee of the Board of Directors, which consists of three non-employee directors (currently, Directors French, Galiardo and Sayford). Members of the Committee serve for such time as the Board determines, are subject to removal by the Board at any time, and, with the exception of Automatic Options granted under the Director Plan, are not eligible to receive stock options. The Committee has the authority to interpret the 1995 Plan and, subject to its terms, to determine the recipients of awards, the times at which awards will be granted, and the terms of the awards (which need not be identical), including exercise prices (except for incentive stock options), number of shares subject to awards, terms of exercise and, whether an award will be an Incentive Stock Option, a non-qualified stock option, a restricted stock purchase or bonus. For an option to qualify as an Incentive Stock Option, generally the optionee must remain an employee at all times commencing with the grant of the option and ending with the exercise of the option. Independent contractors and directors who are not also employees may not be granted Incentive Stock Options. Incentive Stock Options may not be granted at an exercise price less than the fair market value of the underlying stock on the date of grant.

     Exercise Price; Market Value. The exercise price of stock options granted under the 1995 Plan must be at least equal to the last reported closing sales price (or the closing bid, if no sales were reported) of the Company's Common Stock on the date of grant. Payment of the exercise price may be made in cash, promissory notes, shares of Common Stock or certain other consideration. On March 15, 1999, the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market System was $106.875.

     Exercisability. As a general rule, options granted under the 1995 Plan will be exercisable 25% on the first anniversary of the date of grant and ratably thereafter over thirty-six months. The Board of Directors or the Compensation Committee may, however, in its discretion grant options having a different vesting schedule. The vesting schedule for each option is set by the Board of Directors or the Compensation Committee at the time of grant. The 1995 Plan is designed with the flexibility to grant options with vesting based on performance criteria, if the Compensation Committee so elects. As a general rule, options granted under the 1995 Plan have a term of ten years from the date of grant. The option must, however, be exercised no more than three months after the optionee ceases to be employed, with certain exceptions in the case of permanent disability, leaves of absence, and death of the optionee. In addition, all outstanding options which are unvested as of the date of a change of control of the Company, including options held by the Named Officers, will become fully vested and exercisable upon the occurrence of a change of control.

     Amendment and Termination. The Board of Directors may terminate the 1995 Plan or amend the 1995 Plan from time to time without approval of the stockholders. However, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders with respect to plan amendments in the manner required by such law or regulation. No amendment may impair any options previously granted under the 1995 Plan without the consent of the optionee. If this proposed amendment is approved, the 1995 Plan will terminate in December 2005, unless earlier terminated by the Board of Directors. Any options outstanding at the time of termination of the 1995 Plan will remain in force in accordance with the provisions of the agreements evidencing such grants.

     Tax Information Regarding Stock Options. The 1995 Plan allows for the grant of non-qualified as well as Incentive Stock Options. The Company has granted Incentive Stock Options and non-qualified stock options to employees and only non-qualified stock options to consultants.

     Non-Qualified Stock Options. An optionee under the 1995 Plan will not recognize any taxable income upon the grant of the option. Upon exercise of an option, however, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, may be treated as capital gain or loss. The Company will generally be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

     Incentive Stock Options. An Incentive Stock Option is an option intended to satisfy the requirements applicable to Incentive Stock Options under Section 422 of the Code. If an option is treated as an Incentive Stock Option, the optionee generally recognizes no taxable income as the result of the grant or exercise of the option unless the optionee is subject to the alternative minimum tax ("AMT"). Except as set forth below, the Company generally will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an Incentive Stock Option, regardless of the applicability of the AMT to the optionee. Upon a sale of the shares more than two years after the grant of an Incentive Stock Option and one year after the shares are transferred to the optionee, whichever is later, gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss, equal to the difference between the sale price and the exercise price. If shares are disposed of prior to completion of either of these holding periods, the optionee will have made a "disqualifying disposition" of the shares and will recognize ordinary income at the time of disposition. The Company generally will be entitled to a deduction for the year in which the disqualifying disposition occurs in the amount of the ordinary income realized by the optionee upon such disqualifying disposition.

     Since the amendment subject to this Proposal will not result in any increase to the share reserve under the 1995 Plan until January 2001, no option grants will be made on the basis of that amendment until that time.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL
NUMBER 4. The affirmative vote by a majority of the shares of Common Stock of the Company represented in person or by proxy and entitled to vote, and voting with respect to this proposal, at the Annual Meeting will be required to approve the Amendment.

                                 PROPOSAL NO. 5

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to answer appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL
NUMBER 5. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote, and voting with respect to this proposal, at the Annual Meeting. If stockholders do not ratify the appointment of Arthur Andersen LLP, the Audit Committee and the Board of Directors will reconsider the appointment.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment or postponement thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                    * * * *

VOTE BY TELEPHONE                         VOTE BY INTERNET

It's fast, convenient, and immediate!     It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone      is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

----------------------------------------   ---------------------------------------------
Follow these four easy steps:              Follow these four easy steps:

1.  Read the accompanying Proxy            1.  Read the accompanying Proxy
    Statement/Prospectus and Proxy Card.       Statement/Prospectus and Proxy Card.

2.  Call the toll-free number              2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).           http://www.eproxyvote.com/visx
    For stockholders residing outside
    the United States call collect on      3.  Enter your 14-digit Voter Control
    a touch-tone phone 1-201-536-8073.         Number located on your Proxy Card
                                               above your name.
3.  Enter your 14-digit Voter Control
    Number located on your Proxy Card      4.  Follow the instructions provided.
    above your name.

4.  Follow the recorded instructions.
----------------------------------------   ---------------------------------------------

Your vote is important!                    Your vote is important!
Call 1-877-PRX-VOTE anytime!               Go to http://www.eproxyvote.com/visx anytime!


   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.



             ----------------------DETACH HERE----------------------



[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

    STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                       YOUR VOTE IS VERY IMPORTANT TO US.

            DIRECTORS RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSALS

1. To elect the following six Directors:

        Elizabeth H. Davila     For   Withheld
        Glendon E. French       [ ]      [ ]
        John W. Galiardo
        Jay T. Holmes
        Mark B. Logan
        Richard B. Sayford


                           (continued on other side)

                           (continued from other side)


[ ]_____________________________________________________________________________

INSTRUCTION:  To withhold authority to vote for any individual
Nominee, write that nominee's name on the space provided above.

[ ]  For all nominees except as noted above

2.   To approve an amendment to the          For       Against     Abstain
     Company's Restated Certificate          [ ]         [ ]         [ ]
     of Incorporation to increase the
     authorized number of shares of
     Common Stock.

3.   To approve an amendment to the          For       Against     Abstain
     Company's 1995 Director Plan to         [ ]         [ ]         [ ]
     extend the term of the plan
     (currently scheduled to terminate
     in June 2000) for an additional
     five (5)-year period.

4.   To approve an amendment to the          For       Against     Abstain
     Company's 1995 Stock Plan               [ ]         [ ]         [ ]
     to extend the term of the plan,
     including the automatic share
     increase provisions thereunder,
     (currently scheduled to terminate
     in December 2000) for an additional
     five (5)-year period.

5.   To ratify the appointment of            For       Against     Abstain
     independent public accountants          [ ]         [ ]         [ ]

6.   To act upon such other matters          For       Against     Abstain
     as may properly come before             [ ]         [ ]         [ ]
     the meeting or any adjournment or
     postponement thereof.


[ ]  MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING

[ ]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

[ ]  MARK HERE FOR COMMENTS

[ ]  MARK HERE TO DISCONTINUE DUPLICATE MAILINGS


Please sign exactly as your name or names appear on stock certificate. If shares are issued in the names of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees and partners should indicate their positions when signing.

REGISTRATION

Signature: ________________________________  Date: _____________________________

Signature: ________________________________  Date: _____________________________

                               VISX, INCORPORATED

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


    The undersigned hereby appoints Mark B. Logan and Elizabeth H. Davila as proxies to vote at the Annual Meeting of Stockholders of VISX, Incorporated (the "Company") to be held on May 12, 1999 at 8:00 a.m. local time, and at any adjournment or postponement thereof, hereby revoking any proxies previously given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting. If no direction is made, this proxy will be voted FOR each nominee for director, FOR proposals 2, 3, 4 and 5 and at the discretion of the proxy holders upon such other business as may properly come before the meeting. If any nominee for director is unable or declines to serve as director, this proxy will be voted for any nominee that the present Board of Directors designates.

                         (To be Signed on Reverse Side)